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                                                          EXHIBIT 23



                  CONSENT OF INDEPENDENT AUDITORS

MONSANTO COMPANY:

    We consent to the incorporation by reference in Monsanto Company's Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 2-90152, 33-13197, 33-21030, 33-39704, 33-39705, 33-39706, 33-39707, 33-49717,
33-53363, 33-53365, 33-53367, 333-02783, 333-02961, 333-02963,
333-33531, 333-38599 and 333-45341) and Registration Statements on Form S-4 (Nos. 333-66175 and 333-73233) of our report dated February 26, 1999, incorporated by reference in this annual report on Form 10-K of Monsanto Company for the year ended December 31, 1998.


                                  /s/  DELOITTE & TOUCHE LLP

Saint Louis, Missouri
March 18, 1999



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